Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Wendy L. Simpson
Pam Kessler
(805) 981-8655

LTC REPORTS 2015 SECOND QUARTER RESULTS

AND ANNOUNCES NEW INVESTMENTS

—Portfolio diversification via $142 million investment in 10 Senior Living Communities—

WESTLAKE VILLAGE, CALIFORNIA, August 5, 2015 — LTC Properties, Inc. (NYSE: LTC), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for its second quarter ended June 30, 2015 and recent investment activity.

Funds from Operations (“FFO”) increased 6.5% to $24.0 million for the 2015 second quarter, up from $22.5 million for the comparable 2014 period. FFO per diluted common share was $0.66 and $0.64, respectively, for the quarters ended June 30, 2015 and 2014. Normalized FFO increased 8.3%, from $22.5 million for the 2014 second quarter, to $24.4 million for the 2015 second quarter, which excludes a $400,000 one-time, non-cash loan loss reserve related to $40.0 million of additional loan proceeds funded during the quarter as discussed below. Normalized FFO per diluted common share was $0.67 and $0.64 for the quarters ended June 30, 2015 and 2014, respectively. The increase in FFO and normalized FFO was primarily due to higher revenues from mortgage loan originations, completed development projects and income from an unconsolidated joint venture, partially offset by higher interest expense resulting from the sale of senior unsecured notes and increased utilization of LTC’s line of credit, as well as additional general and administrative expenditures related to increased investment activity and vesting of restricted stock.

Net income available to common stockholders was $17.0 million, or $0.48 per diluted share, for the 2015 second quarter, compared with $17.3 million, or $0.50 per diluted share, for the same period in 2014. The decrease was primarily due to a gain on sale recognized in the 2014 period.

During the three months ended June 30, 2015, LTC funded $40.0 million of additional loan proceeds at an initial cash yield of 9.4% under an existing mortgage loan secured by 15 skilled nursing properties in Michigan.

Additionally, LTC entered into an agreement to purchase a 10-property portfolio providing independent, assisted living and memory care services totaling 891 units for an aggregate purchase price of $142.0 million. Nine of the properties to be acquired are located in Wisconsin and one is located in Illinois. Simultaneously upon closing, a triple-net master lease agreement entered into between LTC and an affiliate of Senior Lifestyle Corporation will become effective for a term of 15 years at an initial cash yield of 6.5%; escalating by 25 basis points upon each of the first and second anniversaries and annually thereafter by 2.75%. While execution on the transaction remains subject to certain contractual conditions, LTC anticipates a closing to occur during the third quarter of 2015 and expects to fund the acquisition utilizing its revolving credit facility as well as proceeds derived from the issuance of senior unsecured notes as described below.

Subsequent to June 30, 2015, LTC locked rate under its note purchase and private shelf agreement with Prudential Investment Management Inc. on $100.0 million senior unsecured notes with an annual fixed rate of 4.5%. These notes have periodic scheduled principal repayments with a 15-year final maturity. The anticipated closing date for the transaction is on or around August 31, 2015. Additionally, LTC entered into a $100.0 million note purchase and private shelf agreement with another insurance company for a three-year term. Interest rates on any issuance under the shelf agreement will be set at a spread over applicable Treasury rates. Maturities of each issuance are at LTC’s election for up to 15 years from the date of issuance with a maximum average life of 12 years from the date of original issuance.

“LTC’s recent investment activity demonstrates the strong performance of our 2013 Michigan investment, further diversifies our portfolio through the pending acquisition of highly desirable private-pay senior housing communities and expands our relationship with Senior Lifestyles, one of the country’s premier senior living operators,” said Wendy Simpson, LTC’s Chairman and Chief Executive Officer. “Additionally, our anticipated sale of 15-year senior unsecured notes to Prudential at an attractive 4.5% fixed rate together with our new shelf agreement, provide ample liquidity for continued growth. Our significant financial flexibility will allow us to continue making strategic investments that strengthen LTC’s business for the long-term.”

Conference Call Information

LTC will conduct a conference call on Thursday, August 6, 2015 at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended June 30, 2015. The conference call is accessible by telephone and the internet. Telephone access will be available by dialing 877-510-2862 (domestically) or 412-902-4134 (internationally). To participate in the webcast, go to LTC’s website at www.LTCreit.com 15 minutes before the call to download the necessary software.

An audio replay of the conference call will be available from August 6 through August 20, 2015 and may be accessed by dialing 877-344-7529 (domestically) or 412-317-0088 (internationally) and entering conference number 10069844. Additionally, an audio archive will be available LTC’s website on the “Presentations” page of the “Investor Information” section, which is under the “Investors” tab. LTC’s earnings release and supplemental information package for the current period will be available on its website on the “Press Releases” and “Presentations” pages, respectively, of the “Investor Information” section which is under the “Investors” tab.

About LTC

LTC is a self-administered real estate investment trust that primarily invests in seniors housing and health care properties through lease transactions, mortgage loans and other investments. At June 30, 2015, LTC had 208 investments located in 29 states comprising 97 skilled nursing properties, 93 assisted living properties, 7 range of care properties, 1 school, 5 parcels of land under development and 5 parcels of land held-for-use. Assisted living properties, independent living properties, memory care properties and combinations thereof are included in the assisted living property type. Range of care properties consist of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Rental income	$27,116	$25,025	$53,794	$50,277
Interest income from mortgage loans	5,053	4,139	9,660	8,232
Interest and other income	218	63	413	156
Total revenues	32,387	29,227	63,867	58,665

Expenses:
Interest expense	3,854	3,088	7,620	6,275
Depreciation and amortization	6,977	6,302	13,756	12,600
Provisions for doubtful accounts and notes	429	11	432	38
General and administrative expenses	3,952	2,693	7,448	5,615
Total expenses	15,212	12,094	29,256	24,528

Operating income	17,175	17,133	34,611	34,137

Income from unconsolidated joint ventures	753	—	869	—
Gain on sale of real estate assets, net	—	1,140	—	1,140

Net income	17,928	18,273	35,480	35,277
Income allocated to participating securities	(126)	(117)	(249)	(220)
Income allocated to preferred stockholders	(818)	(818)	(1,636)	(1,636)
Net income available to common stockholders	$16,984	$17,338	$33,595	$33,421

Earnings per common share:
Basic	$0.48	$0.50	$0.95	$0.97
Diluted	$0.48	$0.50	$0.94	$0.96

Weighted average shares used to calculate earnings per common share:
Basic	35,299	34,597	35,288	34,592
Diluted	37,311	36,621	37,302	36,617

Dividends declared and paid per common share	$0.51	$0.51	$1.02	$1.02

Supplemental Reporting Measures

FFO, adjusted FFO (“AFFO”), and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO, AFFO and FAD as supplemental measures of operating performance. The Company believes FFO, AFFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO, AFFO and FAD facilitate like comparisons of operating performance between periods. Additionally the Company believes that normalized FFO, normalized AFFO and normalized FAD provide useful information because they allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for certain items detailed in the reconciliations. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define AFFO as FFO excluding the effects of straight-line rent, amortization of lease inducement, effects of effective interest income and deferred income from unconsolidated joint ventures. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value.  Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate.  By excluding the non-cash portion of rental income, interest income from mortgage loans and income from unconsolidated joint ventures, investors, analysts and our management can compare AFFO between periods. Normalized AFFO represents AFFO adjusted for certain items detailed in the reconciliations.

We define FAD as AFFO excluding the effects of non-cash compensation charges, capitalized interest and non-cash interest charges. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs. Normalized FAD represents FAD adjusted for certain items detailed in the reconciliations.

While the Company uses FFO, Normalized FFO, AFFO, Normalized AFFO, FAD and Normalized FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO, AFFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO available to common stockholders and normalized FFO available to common stockholders, as well as normalized AFFO and normalized FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP net income available to common stockholders	$16,984	$17,338	$33,595	$33,421
Add: Depreciation and amortization	6,977	6,302	13,756	12,600
Less: Gain on sale of real estate, net	—	(1,140)	—	(1,140)
NAREIT FFO available to common stockholders	23,961	22,500	47,351	44,881
Add: Non-recurring one-time items	400 (1)	—	400 (1)	—
Normalized FFO available to common stockholders	24,361	22,500	47,751	44,881
Less: Non-cash rental income	(1,795)	(443)	(3,718)	(917)
(Less) add: Effective interest income from mortgage loans	(934)	20	(1,485)	40
Less: Deferred income from unconsolidated joint ventures	(502)	—	(579)	—
Normalized adjusted FFO (AFFO)	21,130	22,077	41,969	44,004
Add: Non-cash compensation charges	1,099	783	2,081	1,449
Add: Non-cash interest related to earn-out liabilities	55	—	109	—
Less: Capitalized interest	(150)	(435)	(297)	(742)
Normalized funds available for distribution (FAD)	$22,134	$22,425	$43,862	$44,711

(1) Represents a $400 provision for loan loss reserve related to additional loan proceeds funded under an existing mortgage loan.

NAREIT Basic FFO available to common stockholders per share	$0.68	$0.65	$1.34	$1.30
NAREIT Diluted FFO available to common stockholders per share	$0.66	$0.64	$1.31	$1.27

NAREIT Diluted FFO available to common stockholders	$24,905	$23,435	$49,236	$46,737
Weighted average shares used to calculate NAREIT diluted FFO per share available to common stockholders	37,563	36,848	37,546	36,828

Basic normalized FFO available to common stockholders per share	$0.69	$0.65	$1.35	$1.30
Diluted normalized FFO available to common stockholders per share	$0.67	$0.64	$1.32	$1.27

Diluted normalized FFO available to common stockholders	$25,305	$23,435	$49,636	$46,737
Weighted average shares used to calculate diluted normalized FFO per share available to common stockholders	37,563	36,848	37,546	36,828

Basic normalized AFFO per share	$0.60	$0.64	$1.19	$1.27
Diluted normalized AFFO per share	$0.59	$0.62	$1.17	$1.25

Diluted normalized AFFO	$22,074	$23,012	$43,854	$45,860
Weighted average shares used to calculate diluted normalized AFFO per share	37,563	36,848	37,546	36,828

Basic normalized FAD per share	$0.63	$0.65	$1.24	$1.29
Diluted normalized FAD per share	$0.61	$0.63	$1.22	$1.26

Diluted normalized FAD	$23,078	$23,360	$45,747	$46,567
Weighted average shares used to calculate diluted normalized FAD per share	37,563	36,848	37,546	36,828

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	June 30, 2015	December 31, 2014
	(unaudited)	(audited)
ASSETS
Investments:
Land	$85,184	$80,024
Buildings and improvements	903,979	869,814
Accumulated depreciation and amortization	(237,024)	(223,315)
Real estate properties, net	752,139	726,523
Mortgage loans receivable, net of loan loss reserves: 2015 — $2,061; 2014 — $1,673	204,031	165,656
Real estate investments, net	956,170	892,179
Investment in unconsolidated joint ventures	20,722	—
Investments, net	976,892	892,179

Other assets:
Cash and cash equivalents	8,051	25,237
Debt issue costs, net	3,490	3,782
Interest receivable	2,129	597
Straight-line rent receivable, net of allowance for doubtful accounts: 2015 — $775; 2014 — $731	37,060	32,651
Prepaid expenses and other assets	13,048	9,931
Notes receivable	2,380	1,442
Total assets	$1,043,050	$965,819

LIABILITIES
Bank borrowings	$80,500	$—
Senior unsecured notes	277,467	281,633
Accrued interest	3,574	3,556
Earn-out liabilities	3,367	3,258
Accrued expenses and other liabilities	18,620	17,251
Total liabilities	383,528	305,698

EQUITY
Stockholders’ equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2015 — 2,000; 2014 — 2,000	38,500	38,500
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2015 — 35,570; 2014 — 35,480	356	355
Capital in excess of par value	719,216	717,396
Cumulative net income	890,727	855,247
Accumulated other comprehensive income	65	82
Cumulative distributions	(989,342)	(951,459)
Total equity	659,522	660,121

Total liabilities and equity	$1,043,050	$965,819